UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2020

Millennium Investment & Acquisition Co. Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

811-22156

(Commission File Number)

20-4531310

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares	MILC	OTC PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security Holders

Millennium Investment & Acquisition Company (the “Company”) completed its 2020 Annual Meeting of Shareholders on October 14, 2020. For more information on the proposals before the meeting, see the company’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on August 27, 2020, the relevant portions of which are incorporated herein by reference.

Below are the final voting results for each proposal.

1) The shareholders elected each of the three nominees to the Board of Directors for a one-year term.

	FOR	WITHHELD	BROKER NON-VOTE
David H. Lesser	6,119,522	417,312	2,719,540
Roger Greene	6,119,522	417,312	2,719,540
Kevin McTavish	6,119,522	417,312	2,719,540

2) The shareholders approved de-registration as Registered Investment Company pursuant to the Investment Company Act of 1940 of the Securities and Exchange Commission as amended.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
6,105,526	431,308	0	2,719,540

3) The shareholders ratified the Board’s selection of Tait Weller & Baker, LLP as the Company’s independent registered public accounting firm.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
8,982,857	273,517	0	0

4) The shareholders voted to transact other business as may properly come before the meeting, or any adjournments thereof.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
6,255,534	246,775	34,525	2,719,540

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2020

Millennium Investment & Acquisition Company

By:	/s/ David H. Lesser
Name:	David H. Lesser
Title:	CEO and Chairman